Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2010 FOURTH QUARTER
AND FULL YEAR RESULTS

CARMEL, IN, January 20, 2011—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the fourth quarter of 2010 decreased 9.4% to 17,722 compared to 19,563 in the same period in 2009.  Total student enrollment increased 4.9% to 84,686 as of December 31, 2010 compared to 80,766 as of December 31, 2009.

The company provided the following information for the three and twelve months ended December 31, 2010 and 2009:

Financial and Operating Data for the Three Months Ended December 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

					Increase/
	2010		2009		(Decrease)

Revenue	$410.1		$374.4		9.5%
Operating Income	$162.4		$152.9		6.2%
Operating Margin	39.6%		40.8%		(120) basis points
Net Income	$97.5		$93.6		4.1%
Earnings Per Share (diluted)	$3.14		$2.56		22.7%
New Student Enrollment	17,722		19,563		(9.4)%
Continuing Students	66,964		61,203		9.4%
Total Student Enrollment as of December 31st	84,686		80,766		4.9%
Persistence Rate as of December 31st (A)	76.1%		77.3%		(120) basis points
Revenue Per Student	$4,660		$4,727		(1.4)%
Cash and Cash Equivalents, Restricted Cash and Investments as of December 31st	$313.2		$274.1		14.3%
Bad Debt Expense as a Percentage of Revenue	4.6%		6.9%		(230) basis points
Days Sales Outstanding as of December 31st	15.5 days		21.0 days		(5.5) days
Deferred Revenue as of December 31st	$244.4		$171.9		42.1%
Debt as of December 31st	$150.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	31,025,000		36,549,000
Shares of Common Stock Repurchased	1,930,000	(B)	1,500,000	(C)
Land and Building Purchases and Renovations	$1.8	(D)	$1.7	(E)	1.7%
Number of New Colleges in Operation	4		3
Capital Expenditures, Net	$6.2		$8.1		(23.5)%

Financial and Operating Data for the Twelve Months Ended December 31st
(Dollars in millions, except per share and per student data)
	2010		2009		Increase/ (Decrease)

Revenue	$1,596.5		$1,319.2		21.0%
Operating Income	$613.5		$488.8		25.5%
Operating Margin	38.4%		37.1%		130 basis points
Net Income	$374.2		$300.3		24.6%
Earnings Per Share (diluted)	$11.17		$7.91		41.2%
Bad Debt Expense as a Percentage of Revenue	5.4%		6.2%		(80) basis points
Revenue Per Student	$18,897		$19,059		(0.8)%
Weighted Average Diluted Shares of Common Stock Outstanding	33,501,000		37,942,000
Shares of Common Stock Repurchased	5,657,500	(F)	3,477,875	(G)
Land and Building Purchases and Renovations	$6.1	(H)	$4.2	(I)	44.4%
Number of New Colleges in Operation	9		10	(J)
Capital Expenditures, Net	$26.8		$24.0		11.7%
__________________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $119.7 million or at an average price of $62.02 per share.
(C)	For approximately $139.3 million or at an average price of $92.86 per share.
(D)	Represents costs associated with renovating, expanding or constructing buildings at seven of the company’s locations.
(E)
Represents costs associated with renovating, expanding or constructing buildings at nine of the company’s locations, excluding all land and buildings of Daniel Webster College that the company acquired.

(F)	For approximately $434.7 million or at an average price of $76.83 per share.
(G)	For approximately $348.1 million or at an average price of $100.10 per share.
(H)	Represents costs associated with renovating, expanding or constructing buildings at 18 of the company’s locations.
(I)	Represents costs associated with renovating, expanding or constructing buildings at 19 of the company’s locations, excluding all land and buildings of Daniel Webster College that the company acquired.
(J)	Excludes Daniel Webster College.

The following table sets forth information provided by the company regarding its 2011 internal goals for the metrics indicated:

2011 Internal Goal Range
Days Sales Outstanding at December 31st                                    10 days to 15 days
Bad Debt Expense as a Percentage of Revenue                            4% to 6%
Earnings Per Share (diluted)                                                             $8.50 to $10.50

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2010 fourth quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required regulatory authorizations or accreditation of its campuses; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internal student financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Lauren Littlefield, Manager of Communications                                     www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	December 31, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$163,779	$128,788
Short-term investments	149,160	143,407
Restricted cash	255	1,891
Accounts receivable, net	68,937	85,426
Deferred income taxes	9,079	13,799
Prepaid expenses and other current assets	22,887	17,651
Total current assets	414,097	390,962

Property and equipment, net	198,213	195,449
Deferred income taxes	21,814	6,416
Other assets	40,656	23,878
Total assets	$674,780	$616,705

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$67,920	$61,275
Accrued compensation and benefits	28,428	26,323
Other current liabilities	15,441	25,261
Deferred revenue	244,362	171,933
Total current liabilities	356,151	284,792

Long-term debt	150,000	150,000
Other liabilities	40,559	25,328
Total liabilities	546,710	460,120

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 and 54,068,904 issued	371	541
Capital surplus	173,935	154,495
Retained earnings	524,678	1,006,903
Accumulated other comprehensive (loss)	(4,509)	(10,093)
Treasury stock, 7,075,563 and 18,622,809 shares at cost	(566,405)	(995,261)
Total shareholders' equity	128,070	156,585
Total liabilities and shareholders' equity	$674,780	$616,705

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)		(unaudited)
	2010	2009	2010	2009

Revenue	$410,126	$374,378	$1,596,529	$1,319,194

Costs and expenses:
Cost of educational services	135,232	121,226	537,855	449,835
Student services and administrative expenses	112,505	100,274	445,125	380,567
Total costs and expenses	247,737	221,500	982,980	830,402

Operating income	162,389	152,878	613,549	488,792
Interest income	628	464	2,504	3,291
Interest (expense)	(494)	(133)	(1,918)	(726)
Income before provision for income taxes	162,523	153,209	614,135	491,357
Provision for income taxes	65,025	59,568	239,969	191,094

Net income	$97,498	$93,641	$374,166	$300,263

Earnings per share:
Basic	$3.16	$2.59	$11.28	$8.01
Diluted	$3.14	$2.56	$11.17	$7.91

Supplemental Data:
Cost of educational services	33.0%	32.4%	33.7%	34.1%
Student services and administrative expenses	27.4%	26.8%	27.9%	28.8%
Operating margin	39.6%	40.8%	38.4%	37.1%
Student enrollment at end of period	84,686	80,766	84,686	80,766
Campuses at end of period	130	121	130	121
Shares for earnings per share calculation:
Basic	30,824,000	36,125,000	33,165,000	37,490,000
Diluted	31,025,000	36,549,000	33,501,000	37,942,000

Effective tax rate	40.0%	38.9%	39.1%	38.9%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)		(unaudited)
	2010	2009	2010	2009
Cash flows from operating activities:
Net income	$97,498	$93,641	$374,166	$300,263
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	7,110	6,704	26,797	24,908
Provision for doubtful accounts	18,985	25,971	86,935	81,983
Deferred income taxes	1,474	937	(14,557)	(3,066)
Excess tax benefit from stock option exercises	(130)	(17)	(3,383)	(5,289)
Stock-based compensation expense	3,106	2,827	15,813	13,074
Other	(290)	(854)	468	(1,163)
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	(147)	3,194	1,636	5,775
Accounts receivable	(2,676)	(17,582)	(70,446)	(136,837)
Accounts payable	(11,700)	(5,908)	6,645	4,911
Other operating assets and liabilities	32,961	6,645	62,057	6,344
Deferred revenue	49,194	27,986	72,429	10,355
Net cash flows from operating activities	195,385	143,544	558,560	301,258

Cash flows from investing activities:
Facility expenditures and land purchases	(1,750)	(1,720)	(6,118)	(4,236)
Capital expenditures, net	(6,182)	(8,079)	(26,811)	(23,992)
Acquisition of college, net of cash acquired	0	0	0	(20,792)
Proceeds from sales and maturities of investments and notes	103,963	102,255	385,306	247,701
Purchase of investments and notes	(128,079)	(98,956)	(451,594)	(263,012)
Net cash flows from investing activities	(32,048)	(6,500)	(99,217)	(64,331)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	130	17	3,383	5,289
Proceeds from exercise of stock options	63	50	7,893	8,800
Repurchase of common stock and shares tendered for taxes	(119,707)	(139,294)	(435,628)	(348,483)
Net cash flows from financing activities	(119,514)	(139,227)	(424,352)	(334,394)

Net change in cash and cash equivalents	43,823	(2,183)	34,991	(97,467)

Cash and cash equivalents at beginning of period	119,956	130,971	128,788	226,255

Cash and cash equivalents at end of period	$163,779	$128,788	$163,779	$128,788